Exhibit 10.7

AMENDMENT NO. 3

TO THE

VICTORY CAPITAL HOLDINGS, INC.

EQUITY INCENTIVE PLAN

This Amendment No. 3 (the “Amendment”) to the Victory Capital Holdings, Inc. Equity Incentive Plan (as amended, the “Plan”), is made effective as of this 30th day of March, 2017.

WHEREAS, Victory Capital Holdings, Inc. (the “Company”) maintains the Plan;

WHEREAS, pursuant to Article 12 of the Plan, the Company’s Board of Directors (the “Board”) may, at any time and from time to time, amend the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, $0.01 par value per share, available for awards under the Plan to 86,175.661 shares of common stock.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      The first sentence of Section 4.01(a) of the Plan is amended in its entirety to read as follows:

“Subject to the provisions of Section 4.02, the maximum number of Shares that may be issued in connection with Awards granted under the Plan shall be 86,175.661 Shares, of which an aggregate of 57,754.516 Shares shall be allocated for issuances of Options and 28,421.145 Shares shall be allocated for issuances of Restricted Shares.”

2.                                      Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 30 day of March, 2017, on behalf of the Board.

VICTORY CAPITAL HOLDINGS, INC.

By:	/s/ David C. Brown
Name: David C. Brown
Title: Chief Executive Officer